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EXHIBIT 11 - STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
(In thousands, except earnings per share amounts)

                                                   QUARTER ENDED MARCH 31,
                                                 --------------------------
                                                    1999            1998
                                                 --------------------------
Net income                                       $    3,122          1,280
                                                 ==========     ==========

Weighted average shares outstanding:

     Basic                                          107,153         90,745
                                                 ==========     ==========
     Diluted                                        108,327         91,123
                                                 ==========     ==========

Earnings per common share - Basic                $    29.14          14.11
Effect of stock options                               (0.32)         (0.06)
                                                 ----------     ----------

Earnings per common share - Diluted              $    28.82          14.05
                                                 ==========     ==========
